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                               TRANSGENOMIC, INC.

                              4,000,000 SHARES(1)

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                                  _____ __, 2000


CHASE SECURITIES INC.
Bear, Stearns & Co. Inc.
Dain Rauscher Incorporated
  as representatives of the
  Several Underwriters
c/o Chase Securities Inc.
One Bush Street
San Francisco, CA  94104

Ladies and Gentlemen:

         Transgenomic, Inc. a Delaware corporation (herein called the Company, which term shall also include its direct and indirect subsidiaries, unless the context otherwise requires), proposes to issue and sell 4,000,000 shares of its authorized but unissued common stock, $0.01 par value (herein called the Common Stock) (said 4,000,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 600,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in SCHEDULE I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to
Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-32174), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act), of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

--------

(1) Plus an option to purchase from the Company up to additional shares to cover over-allotments.

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         The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the Securities Act (herein called the Rules and Regulations) with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

         2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants as follows:

                  (a) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole) (herein called a Material Adverse Effect). The Company has no Subsidiary (as defined in the Rules and Regulations) other than Transgenomic, Ltd., a U.K. limited liability company, and Transgenomic St. Thomas, Inc., a corporation organized under the laws of the U.S. Virgin Islands (herein called the Subsidiaries). Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock or any other equity interest in any firm, partnership, joint venture, association or other entity.

                  (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, other than as set forth in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in the business,

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         properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, and (iii) since such dates, except in the ordinary course of business, neither the Company nor any of its Subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus. Neither the Company nor any of its Subsidiaries has any material contingent obligations which are not disclosed in the Prospectus or provided for in the Company's consolidated financial statements that are included in the Registration Statement.

                  (c) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Rules and Regulations; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the representations and warranties in this subparagraph (c) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

                  (d) The shares of the Company's common stock, $.01 par value, issued and outstanding prior to the offering of the Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Stock, when issued and sold to the Underwriters as provided herein, will be duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable and conform to the description thereof in the Prospectus. No preemptive right, registration right, right of first refusal or other similar rights of stockholders exists with respect to any Stock or the issue or sale thereof, except as set forth in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock as contemplated herein. Except as described in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Stock as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of capital stock. Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. Except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sales or liens

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         related to or entitling any person to purchase or otherwise acquire any shares of the capital stock of, or other ownership interest in the Company.

                  (e) Prior to the Closing Date, the Stock to be issued and sold by the Company will be authorized for listing by the Nasdaq National Market upon official notice of issuance.

                  (f) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus relating to the proposed offering of Stock, nor, to the best knowledge of the Company, instituted proceedings for that purpose.

                  (g) Each Preliminary Prospectus or Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the representations and warranties contained in this subparagraph (g) shall apply to the statements in, or omissions from, any Preliminary Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in such Preliminary Prospectus.

                  (h) The authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization". The form of certificates for the Stock conforms to the legal requirements of the state of Delaware, the Company's charter and bylaws and the rules of the Nasdaq National Market.

                  (i) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Stock, nor, to the best knowledge of the Company, instituted proceedings for that purpose.

                  (j) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the consolidated financial position and the results of operations and cash flows of the Company and its Subsidiaries at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected financial data included in the Registration Statement present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The other financial and statistical information and data set forth in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (k) Deloitte & Touche LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are

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         independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (l) Except as disclosed in the Registration Statement, there is no action, suit, claim or proceeding pending, or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any of their respective directors, officers or properties, before any court or administrative agency or otherwise, which if determined adversely to the Company or such Subsidiaries could reasonably be expected to result in any Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

                  (m) There are no agreements, contracts, leases or documents of the Company of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act or the Rules and Regulations which have not been accurately described in all material respects or referred to in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement. The agreements, contracts, leases or documents so described in the Registration Statement and Prospectus are in full force and effect on the date hereof (unless otherwise indicated in the Registration Statement and the Prospectus), and neither the Company nor, to the best of the Company's knowledge, any other party, is in breach of or default under, and no event has occurred which with the giving of notice or with the lapse of time would constitute a breach of or default under, any of such agreements, contracts, leases or documents. Neither the Company, nor to its knowledge, any other party has repudiated any provision of such agreements, contracts, leases or documents.

                  (n) Each of the Company and its Subsidiaries has good and marketable title to all of the properties and assets as described in the Registration Statement or as reflected in the financial statements filed with the Commission as part of the Registration Statement, free and clear of any lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or as described in the Registration Statement. All leases to which the Company or any of its Subsidiaries is a party are valid and binding obligations of the Company or such Subsidiary, as the case may be, and no default by the Company or such Subsidiary has occurred or is continuing thereunder which could reasonably be expected to result in a Material Adverse Effect, and each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee. Such leases conform in all material respects to the descriptions thereof set forth in the Prospectus.

                  (o) Each of the Company and its Subsidiaries has timely filed all federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith except where the failure to file such returns and pay such taxes would not have a Material Adverse Effect. All tax liabilities (including those being contested in good faith) for the periods covered by the financial statements of the Company that are included in the Registration Statement have been adequately provided for in such financial statements. No tax deficiency has been, or to the best of the Company's knowledge, might be, asserted or contemplated against the Company or any of its Subsidiaries.

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                  (p) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization and delivery by the Underwriters) is a valid and binding agreement of the Company, enforceable in accordance with its terms except insofar as indemnification and contribution provisions may be limited by Federal or state securities laws, principles of public policy or equitable principles and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (q) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both will be, in violation of or in default under its charter or bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default could have a Material Adverse Effect. The execution and delivery of this Agreement by the Company and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or of the respective Certificate of Incorporation or Bylaws of the Company or any law, order, rule or regulation, injunction, judgment, or decree applicable to the Company or any of its Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Subsidiaries, which conflict, breach or default could have a Material Adverse Effect.

                  (r) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, including, without limitation, any such approval, consent, order, authorization, designation, declaration or filing which may be required in connection with the offering of Stock reserved for sale to the Company's directors, officers, employees, business associates and related persons (herein called the Directed Shares) pursuant to a program established for such purpose by the Company (herein called the Directed Share Program) (except as may be required in connection with the registration of the Stock under the Securities Act and such additional steps as may be required by the National Association of Securities Dealers, Inc. (herein called the NASD) or such additional steps as may be necessary to qualify the Stock for public offering by the Underwriters under state securities or blue sky laws) has been obtained or made and is in full force and effect.

                  (s) The Company and each of its Subsidiaries now holds and at the Closing Date and any later date on which the Option Stock is purchased, as the case may be, will hold, all licenses, consents, certificates, orders, approvals and permits from all state, United States, foreign and other governmental or regulatory authorities, that are required for the conduct of the business of the Company and its Subsidiaries as such business is currently conducted and as proposed to be conducted as described in the Prospectus, except for such licenses, certificates approvals and permits the failure of which to maintain would not have a Material Adverse Effect, all of which are valid and in full force and effect (and there is no proceeding pending or, to the best knowledge of the Company, threatened which may cause any such license, consent, certificate, order,

                                       6
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         approval or permit to be withdrawn, cancelled, suspended or not renewed). Neither the Company nor any of its Subsidiaries is in violation or breach of any of its obligations under, or of the terms of, any such license, consent, certificate, order, approval or permit, except for such breach, default or failure as would not reasonably be expected to result in a Material Adverse Effect.

                  (t) The Company and each of its Subsidiaries is in compliance with all of the laws, rules, regulations, orders, directives or judgments issued or administered by any governmental agency or body or any court, foreign or domestic having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, except where any such failure to be in compliance would not have a Material Adverse Effect.

                   (u) The Company and each of its Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (including, without limitation, all laws and regulations relating to biohazardous substances) (herein called Environmental Laws), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and (iii) is in compliance with all terms and conditions of any such permit, license or approvals, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly, or in the aggregate, have a Material Adverse Effect.

                  (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  (w) To the best of Company's knowledge, no labor disturbance by the employees of the Company or its Subsidiaries exists or is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, authorized dealers or distributors that might be expected to result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's or any of its Subsidiaries' employees and, to the best of the Company's knowledge, no such agreement is imminent.

                  (x) The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called ERISA); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretation thereunder (herein called the Code); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material

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         respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

                  (y) The Company and each of its Subsidiaries owns or possesses adequate licenses or other rights to the patents and patent applications, copyrights, trademarks, service marks, trade names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) (herein collectively called Intellectual Property) which are necessary to conduct, or currently employed by them in connection with the conduct, of their businesses as described in the Registration Statement and the Prospectus. Neither the Company nor any of its Subsidiaries is obligated to pay a material royalty, grant a material license or provide other material consideration to any third party in connection with the Intellectual Property, except as described in the Registration Statement and in the Prospectus. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any infringement of or conflict with any rights of the Company by others or any infringement of or conflict with any rights of others, in each case with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. There are no legal or governmental proceedings pending or threatened relating to Intellectual Property, which, singly or in the aggregate, would have a Material Adverse Effect. To the Company's best knowledge, none of the Intellectual Property licensed to or by the Company or any of its Subsidiaries is unenforceable or invalid; and neither the Company nor any of its Subsidiaries is aware of the granting of any patent rights to third parties or the filing of any patent applications by third parties or of any other rights of third parties to, or conflicting with, any Intellectual Property owned by the Company or any of its Subsidiaries. Except as set forth in the Registration Statement and the Prospectus, no third party, including any academic or governmental organization, possesses rights to the Intellectual Property which, if exercised, could reasonably be expected to result in a Material Adverse Effect.

                  (z) To the best of the Company's knowledge, in connection with the filing of all patent applications filed or caused to be filed by the Company and its Subsidiaries with the United States Patent and Trademark Office (herein called the PTO), the Company and each of its Subsidiaries has complied with the PTO's duty of candor and disclosure for their patent and has made no misrepresentation in any such application or in any application filed with any applicable foreign and international patent authorities. The Company is unaware of any facts material to a determination of patentability regarding the Company's and its Subsidiaries' patent applications not called to the attention of the PTO and is unaware of any facts not called to the attention of the PTO which would preclude the grant of a patent for such applications. The Company has no knowledge of any facts which would materially conflict with the Company's or its Subsidiaries' ownership rights to the Company's patent applications.

                  (aa) The Company is not, and after giving effect to the offer and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act of 1940, as amended (herein called the Investment Company Act), and the rules and regulations thereunder.

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                  (bb) The Company and each of its Subsidiaries maintains a
         system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) The Company and each of its Subsidiaries carries, or is covered by, insurance with insurers of nationally recognized reputability in such amounts and covering such risks as it believes is customary for companies engaged in similar industries to protect it from material liabilities; and neither the Company nor any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, singly or in the aggregate, have a Material Adverse Effect.

                  (dd) The statements in the Prospectus under the caption "Related Party Transactions" set forth all existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, on the one hand, and any officer, director or stockholder of the Company, or with any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, required to be set forth or described thereunder.

                  (ee) The Company has not and will not distribute prior to the later of (i) the Closing Date, or any date on which Option Stock is to be purchased, as the case may be, and (ii) completion of the distribution of the Stock, any offering material (including, without limitation, content on its website, if any, that may be deemed to be offering material) in connection with the offering and sale of the Stock other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

                  (ff) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby other than to the Underwriters.

                  (gg) The Company has not offered, or caused any Underwriter to offer, Stock to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  (hh) All sales of the Company's securities prior to the date hereof were at all relevant times duly registered under the Securities Act and applicable foreign securities laws and state securities or Blue Sky laws or were exempt from the registration requirements of the Securities Act and applicable foreign and state securities laws, or if

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         such securities were not registered or exempt in compliance with the
         Securities Act and applicable foreign and state securities laws, any private rights of action for recission or damages arising from the failure to register any such securities are time barred by applicable statutes of limitations or equitable principles, including laches.

                  (ii) The Company has obtained the agreement of (A) each of its directors and officers, (B) the holders of at least [__]% of the outstanding Common Stock; and (C) the holders of other securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock (such that the aggregate of such securities that are not subject to such agreement does not represent more than [__]% of the outstanding Common Stock), not to sell, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 180 days after the date of the Prospectus.

                  (jj) Each certificate signed by an officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the issuance and sale of the Common Stock shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.       PURCHASE OF THE STOCK BY THE UNDERWRITERS.

         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 4,000,000 shares of the Underwritten Stock to the several Underwriters and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in SCHEDULE I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $___ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in SCHEDULE I.

         (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; PROVIDED, HOWEVER, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 600,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4.       OFFERING BY UNDERWRITERS.

         (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

         5. DELIVERY OF AND PAYMENT FOR THE STOCK.

         (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 10:00 a.m., New York time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., New York time, on the third business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

         (b) If the option granted by Section 3(c) hereof shall be exercised after 10:00 a.m., New York time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., New York time, on the third business day after the exercise of such option.

         (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by wire transfer of Federal or other funds immediately available in New York City. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, Two Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

         6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

                  (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the Rules and Regulations.

                  (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

                  (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

                  (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

                  (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

                  (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

                  (g) During a period of three years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission including the Report on Form SR required by Rule 463 of the Commission under the Securities Act.

                  (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the NASD of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph
         (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. Except as specifically provided for in this Section 6, the Underwriters will pay their own costs and expenses, including fees of their counsel, any stock transfer taxes due upon any resale of Stock by them and advertising costs incurred by them.

                  (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

                  (k) The Company hereby agrees that, without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) shares of Common Stock issued by the Company upon the exercise of options granted under the Company's stock option plan or upon the exercise of warrants outstanding as of the date hereof, all as described in the Preliminary Prospectus, and (B) options to purchase Common Stock granted under the Company's stock option plan. If this Agreement is terminated prior to the Closing Date, the provisions of this Section 6(k) shall be of no further force or effect.

                  (l) The Company agrees to use its best efforts to cause all directors, officers, and the beneficial owners of the outstanding Common Stock identified on ANNEX C hereto to agree that, without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock.

                  (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                  (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (o) The Company (i) will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered and (ii) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

         7.       INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the failure of any participant under the Directed Share Program to pay for and accept delivery of Directed Shares that such participant has agreed to purchase thereunder; or (v) the establishment of and any offers and sales of Stock made under or in connection with the Directed Share Program (other than, in the case of clause (v) above, losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriters), PROVIDED, HOWEVER, that (1) the indemnity agreements of the Company contained in clauses (i) and (ii) of this subparagraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in clauses (i) and
(ii) of this subparagraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with subparagraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this subparagraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of
Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this subparagraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (c) Each party indemnified under the provision of subparagraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; PROVIDED, HOWEVER, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties, (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense, (iii) if the indemnified parties under this Section 7 consist of the Underwriters or any of their officers, employees or controlling persons, then any such counsel chosen for such indemnified parties shall be designated in writing by Chase Securities Inc., and (iv) if the indemnified parties under this Section 7 consist of the Company or any of its officers, employees or controlling persons, then any such counsel chosen for such indemnified parties shall be designated in writing by the Company. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under subparagraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence (provided, however, that the indemnifying party shall not be liable for more than one separate firm for all such indemnified parties) and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subparagraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subparagraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subparagraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this subparagraph (d). Notwithstanding the provisions of this subparagraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subparagraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in subparagraph (c) of this Section 7).

         (e) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

         8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any such termination, the indemnity and contribution agreements contained in Section 7 hereof shall survive such termination and (y) the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in subparagraphs (i) and (j) of Section 6 hereof.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

                  (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

                  (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters.

                  (c) You shall have received from Kutak Rock LLP, counsel for the Company, and from William B. Walker, Esq., Vice President of Intellectual Property for the Company, opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in ANNEX A and ANNEX B hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

                  (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its Subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its Subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its Subsidiaries is a party or of which property of the Company or any of its Subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus,
         (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and
         (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

                  (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of subparagraph (d) of this Section 9 are true and correct.

                  (f) You shall have received from Deloitte & Touche LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased
         (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its Subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

                  (g) You shall have received from Deloitte & Touche LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at March 31, 2000, did not disclose any weakness in internal controls that they considered to be material weaknesses.

                  (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in subparagraph (f) of Section 6 hereof.

                  (i) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

                  (j) On or prior to the Closing Date, you shall have received from all directors, officers, and the beneficial owners of the outstanding Common Stock identified on ANNEX C hereto, agreements, in form reasonably satisfactory to Chase Securities Inc., stating that without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock.

                  (k) The Company shall have acquired from Nebraska State Bank, on terms reasonably satisfactory to you, the promissory notes of SD Acquisition Inc. ("SD") in an aggregate principal amount of $4.635 million (the "SD Notes") evidencing loans made by Nebraska State Bank to SD under loan agreements between the parties, dated as of May 15, 2000, the proceeds of which were used by SD to purchase the assets of the Company associated with its non-life science product line. The acquisition of the SD Notes will be made simultaneously with the closing of the sale of the Stock to you hereunder and will be financed with a portion of the net offering proceeds. The Company authorizes you to pay a portion of the net proceeds of the offering sufficient to purchase the SD Notes directly to Nebraska State Bank (or such other parties as it shall direct) at the Closing.

         In addition, you shall have received on the Closing Date and on any later date on which Option Stock is purchased, such additional documents (including, without limitation, opinions of counsel, letters, certificates and agreements) as you may reasonably request.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in subparagraphs
(i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that:

         (a) the Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission; and

         (b) you shall have made payment for all the Stock to be sold on the Closing Date (or, in the case of the Option Stock, on any later date on which Option Stock is purchased) against delivery of the certificates evidencing such Stock, as provided in Section 5 hereof.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any termination due to the non-fulfillment of the condition set forth in subparagraph (a) of this
Section 10, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in subparagraphs (i) and (j) of Section 6 hereof.

         11. REIMBURSEMENT OF CERTAIN EXPENSES. With respect to its obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis any indemnified person identified in Section 7 of this Agreement for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in subparagraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; PROVIDED, HOWEVER, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

         13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Chase Securities Inc., One Bush Street, San Francisco, CA 94104, with a copy to Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, 47th Floor, New York, New York 10005,
Attention: Robert B. Williams, Esq.; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 5600 South 42nd Street, Omaha, Nebraska 68107, Attention: Collin D'Silva, with a copy to Kutak Rock LLP, 1650 Farnam Street, Omaha,

Nebraska 68102, Attention: Steven P. Amen, Esq. All notices given by telegraph shall be promptly confirmed by letter.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (b) delivery and payment for the Stock under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                                  Very truly yours,

                                                  TRANSGENOMIC, INC.



                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.
Bear, Stearns & Co. Inc.
Dain Rauscher Incorporated
by Chase Securities Inc.



By
   ---------------------------
         Managing Director

Acting on behalf of the several Underwriters, including themselves, named in
Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS

                                                                                                   NUMBER OF
                                                                                                    SHARES
                                                                                                     TO BE
         UNDERWRITERS                                                                              PURCHASED
         ------------                                                                              ----------
Chase Securities Inc.............................................................................
Bear, Stearns & Co. Inc..........................................................................
Dain Rauscher Incorporated ......................................................................

            Total ...............................................................................  4,000,000

                                     ANNEX A

             MATTERS TO BE COVERED IN THE OPINION OF KUTAK ROCK LLP
                             COUNSEL FOR THE COMPANY


                           1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect) and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement.

                           2. The authorized capital stock of the Company consists of 15,000,000 shares of Preferred Stock, $.01 par value, of which there are no outstanding shares, and 60,000,000 shares of Common Stock, $.01 par value, of which there are outstanding [__________] shares (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof) and conforms as to legal matters to the description thereof contained in the Prospectus; proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock.

                           3. The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made within the time period required by Rule 424(b); and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer and sale of the Stock in the manner therein specified.

                           4. The Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the Rules and Regulations.

                           5. The information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel), 11(c) and 15 of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and the description of the Company's stock option plans and the options granted and which may be granted thereunder and the options granted otherwise than under such plans set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder.

                           6. Such counsel does not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required.

                           7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company; and the Company has the corporate power and authority to enter into the Underwriting Agreement and to perform its obligations contemplated thereunder.

                           8. The issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement and the compliance by the Company with all of the provisions of the Underwriting Agreement will not (a) conflict with, breach or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or (b) violate the Company's charter or bylaws or any law, statute, rule or regulation applicable to the Company or any of its Subsidiaries (other than state securities or blue sky laws as to which no opinion need be expressed) or any judgment, decree or order known to such counsel and applicable to the Company or any of its Subsidiaries of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties.

                           9. Except as described in the Registration Statement and the Prospectus, all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company, (i) have waived such rights, (ii) have had such rights expire by reason of lapse of time following notification of the Company's intent to file the Registration Statement or (iii) have had their shares or other securities registered by the Company pursuant to the Registration Statement.

                           10. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance by the Company of the Underwriting Agreement and the consummation of the transactions contemplated therein, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters (as to which such counsel need express no opinion).

                           11. The Company is not, and after the offer and sale of the Stock in the manner set forth in the Underwriting Agreement and in the manner contemplated in the Prospectus will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and the rules and regulations thereunder.

                           12. The Stock issued and sold by the Company will have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

         Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of Delaware, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                  In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads such counsel to believe that the Registration Statement (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                     ANNEX B

          MATTERS TO BE COVERED IN THE OPINION OF WILLIAM WALKER, ESQ.
             VICE PRESIDENT OF INTELLECTUAL PROPERTY FOR THE COMPANY


                           1. The statements in the Registration Statement and in the Prospectus relating to Intellectual Property, under the captions "Risk Factors -- Our patents may not protect us from others using our technology which could harm our business and our competitive position"; "Risk Factors -- We cannot be certain other measure taken to protect our intellectual property will be effective"; "Risk Factors -- We are dependent upon our licensed technologies and may need to obtain additional licenses in the future to offer our products and remain competitive"; "Risk Factors - The protection of intellectual property in foreign countries is uncertain"; "Risk Factors -- Our products could infringe on the intellectual property rights of others which could require us to pay substantial royalties"; "Business -- Strategy -- Build a Substantial Intellectual Property Estate"; "Business -- Legal Proceedings"; and "Business -- Intellectual Property", insofar as such statements constitute matters of law, legal conclusions, or summaries of legal matters or proceedings, are accurate and complete statements or summaries of the matters set forth therein.

                           2. There are no pending, or to the best of such counsel's knowledge, threatened, legal, or governmental proceedings relating to any Intellectual Property that are referred to in the Prospectus and listed in Schedules A, B, C and D hereto.

                           3. The Company owns each of the Intellectual Property rights that are referred to in the Prospectus and listed in Schedules A and B hereto.

                           4. No security interests have been recorded in the U.S. Patent and Trademark Office with respect to any of the U.S. patents or patent applications that are referred to in the Prospectus and listed in Schedules A, B, C and D.

                           5. Except as described in the Prospectus, no third party has any rights to any of the Intellectual Property rights that are referred to in the Prospectus and listed in Schedules A, B, C and D.

                           6. No liens have been recorded against the Company with respect to any of the Intellectual Property rights that are referred to in the Prospectus and listed in Schedules A, B, C and D.

                           7. No interference has been declared or provoked with respect to any of the Intellectual Property rights that are referred to in the Prospectus and listed in Schedules A, B, C and D.

                           8. For each U.S. patent application referred to in the Prospectus and listed in Schedules B and D, all information known, to date, to be "material to patentability", as defined in 37 C.F.R.
         Section 1.56(b), has been disclosed, or will be disclosed pursuant to 37 C.F.R. Section 1.97, to the U.S. Patent and Trademark Office.

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                           9. The Company has not received any notice
         challenging the validity or enforceability of any of the Intellectual Property rights that are referred to in the Prospectus and listed in Schedules A and C.

                           10. The micro-beads packed into the commercially available DNASep-Registered Trademark- chromatography columns for use on the WAVE-Registered Trademark- platform are covered by one or more of the claims of U.S. Patent No. 5,585,236.

                           11. The chromatographic processes intended for utilization with the commercially available WAVE-Registered Trademark-platform are covered by one or more of the claims of one or more of U.S. Patent Nos. 5,986,085, 6,024,878, 6,027,898, and 5,795,976.

                           12. The chromatographic processes intended for utilization with the commercially available WAVE-Registered Trademark-platform are covered by one or more of the claims of the one or more of U.S. Patent Nos. 5,972,222, 5,772,889, 5997,742, and 6,017,457.

                           13. The chromatographic processes for utilization with the commercially available WAVE-Registered Trademark- platform are covered by one or more of the claims of one or more of U.S. Patent Nos. 5,149,661 and 5,393,673.

                           14. The chromatographic processes intended for utilization with the commercially available WAVE-Registered Trademark-platform are covered by one or more of the claims of U.S. Patent No. 5,338,448.

                           15. No claim which is presently pending has been asserted against the Company relating to the potential infringement of, or conflict with, any Intellectual Property rights of others.

                           16. Neither the Company nor any of its Subsidiaries is infringing or otherwise violating any Intellectual Property rights of others, and there are no infringements by others of any of Company's or its Subsidiaries' Intellectual Property rights which in the judgment of such counsel could affect materially the use thereof by the Company or any of its Subsidiaries.

                           17. The Company and its Subsidiaries own or possess sufficient Intellectual Property rights to conduct the business now being or proposed to be conducted by the Company and its Subsidiaries as described in the Prospectus.



                  In addition to the matters set forth above, such counsel shall also state that such counsel is familiar with the technology used by the Company and its Subsidiaries in their respective businesses and the manner of their use thereof and has read the Registration Statement and the Prospectus, including the portions of the Registration Statement and the Prospectus referring to Intellectual Property and that, based thereon, nothing has come to the attention of such counsel that leads it to believe that Registration Statement at the Effective Date and the Prospectus at the date thereof and as of the Closing Date contains any untrue statement of a material fact with respect to Intellectual Property owned or used by the Company and its Subsidiaries, or the manner of their use thereof, or omits to state any material fact relating to Intellectual Property owned or used by the Company and its Subsidiaries, or the manner of their use thereof, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.



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                  With respect to each of the opinions rendered in paragraphs
5, 6, 7 , 8, 16 and 17 above, such counsel may state that such opinion is given to the best of such counsel's knowledge.



































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                                    ANNEX C


                       SECURITYHOLDERS SUBJECT TO LOCK-UP